E-1

Exhibit No. 1
Headway Corporate Resources, Inc.
Form 8-K dated March 31, 1997
File No. 0-23170


                    ASSET PURCHASE AGREEMENT

      AGREEMENT, dated as of March 31, 1997, among HEADWAY CORPORATE RESOURCES, INC., a Delaware corporation ("Headway"), HEADWAY CORPORATE STAFFING SERVICES OF NORTH CAROLINA, INC., a Delaware corporation ("Buyer"), ADVANCED STAFFING SOLUTIONS, INC., a North Carolina corporation ("Seller"), H. WADE GRESHAM ("Gresham") and MARK F. HERRON ("Herron") (Gresham and Herron are sometimes referred to together as the "Stockholders" and each, individually, as a "Stockholder").

                      W I T N E S S E T H:

      WHEREAS, Buyer wishes to purchase, and Seller wishes to sell, the assets and business of Seller specified in this Agreement;

     NOW, THEREFORE, the parties agree as follows:

     1.   Purchase and Sale of the Acquired Assets.

      1.1 Acquired Assets. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and agreements set forth herein, at the Closing (as defined in Section 2), Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to all of the assets of Seller of every kind, tangible and intangible, wherever located, excepting only those assets specifically excluded in Section 1.2, and including, without limitation:

       (a) the office furniture and equipment, computers, leasehold improvements and vehicles listed in Schedule 1.1.A;

      (b) all computer software owned by Seller and Seller's interest in any computer software licensed by it from others;

     (c)  all office supplies;

      (d)   the  client agreements and arrangements set forth  in
Schedule 1.1.B;

       (e) the office leases, equipment leases and other agreements, contracts and instruments listed in Schedule 1.1.C (except as otherwise provided therein), including, without limitation, the Termination Agreement (as defined in Section 3.4), except for such rights and obligations of Seller thereunder as shall be retained by Seller, as set forth in Schedule 3.4.A;

      (f) all prepayments and deposits, including, without limitation, security deposits under leases;

     (g) the corporate name "Advanced Staffing Solutions, Inc.", all logos, trademarks, service marks, domain names, trade names (including, without limitation, copyrights and registrations and applications for registration of any of them), all of Seller's rights to use the name "Select Staffing" under the Termination Agreement and any other intellectual property rights of Seller, all of which are listed in Schedule 1.1.D;

      (h) originals or true copies of all books and records of Seller pertaining to the assets referred to in subparagraphs (a) through (g) above, including customer lists and credit files, and all those pertaining to Seller's employees who are hired by Buyer pursuant to Section 10.1;

     (i)  all permits, licenses, approvals and other governmental
authorizations   relating   to  Seller's   business   which   are
transferable to Buyer, all of which are listed in Schedule 1.1.E;

      (j) any other assets not referred to in Section 1.2 which are used by Seller in connection with its businesses of placing temporary personnel and providing "payrolled employees" (as defined in Section 1.3(e)), including, without limitation, all telephone and facsimile numbers used by Seller in connection with such businesses; and

     (k)  the good will pertaining to Seller's business;

all as the same exist on the date hereof and shall exist on the Closing Date (as defined in Section 2), subject only to (i) normal wear and tear, in the case of assets referred to in clauses (a) and (c) above, and (ii) changes occurring in the ordinary course of business of Seller. All such assets to be acquired are referred to together as the "Acquired Assets". For the purposes of this Agreement, any references to "Seller's business" shall include (A) both its temporary personnel and payrolled employees businesses and (B) Seller's interest under the Termination Agreement in and to the activities of Reston (as defined in Section 1.2) with respect to such businesses, but excluding such rights and obligations of Seller as shall be retained by Seller as set forth in Schedule 3.4.A.

      1.2 Excluded Assets. The following assets of Seller are excluded from the Acquired Assets: (a) the consideration payable to Seller by Buyer, (b) any cash, bank deposits, certificates of deposit, marketable securities and other cash equivalents owned by Seller, (c) amounts, other than accounts receivable, owed to Seller by Select Staffing Services, Inc. ("Reston") pursuant to the Licensing Agreement, dated August 3, 1992, between Seller and Reston, as amended, (the "Licensing Agreement") or the Termination Agreement (the Licensing Agreement and the Termination Agreement are sometimes referred to together as the "Reston Agreements"), (d) Seller's accounts receivable, including those payable to Seller or Reston under the Reston Agreements, for services rendered to Seller's clients by Seller or Reston (collectively, the "Receivables"), (e) any amounts accrued by Seller or Reston (pursuant to the Licensing Agreement) for services rendered to Seller's clients prior to the Closing Date which have not been billed as of the Closing Date (collectively, the "Accruals"), (f) all claims and rights of Seller to any federal, state or local refunds, credits or benefits of Taxes (as defined in Section 6.14) with respect to the business of Seller conducted prior to the Closing Date, (g) any notes receivable of Seller, (h) any refundable portions of paid insurance premiums and prepaid federal, state or local income taxes, (i) Seller's interest in any life insurance policies maintained by Seller on the life of any employee, (j) any treasury stock held by Seller,
(k) the corporate stock certificate books, ledger books, minute books and similar corporate records of Seller, (l)Seller's tax records and any books and records which Seller shall be required to retain pursuant to any applicable law, rule or regulation
(provided, that at Buyer's request and expense, Seller shall provide Buyer with copies of any record or document retained by Seller and, similarly, Buyer, at Seller's request and expense, shall provide Seller with copies of any record or document transferred to Buyer hereunder), (m) all items set forth in
Schedule 1.2 and (n) all records and correspondence relating to the foregoing excluded assets.

     1.3  Purchase Price.

      (a) As consideration for the sale, conveyance, transfer, assignment and delivery to Buyer of the Acquired Assets, Buyer shall, subject to adjustment pursuant to Sections 1.3(b) and (d), pay to Seller a purchase price of up to $7,000,000 (the "Purchase Price"), as follows: (i) $4,000,000 payable in cash on the Closing Date (the "Base Purchase Price"); and (ii) the Earnout on the Earnout Payment Date (as such terms are defined in Sections 1.3(b) and (d)). All amounts payable by Buyer in cash shall be paid by wire transfer to an account designated by Seller to Buyer not later than two business days prior to the date of such payment.

     (b) If, at the end of the twelve-month period commencing on the Closing Date (the "Earnout Period"), the product of Buyer's "EBITA" (as defined below) for such period multiplied by 4.5 ("Capitalized EBITA"), shall exceed the Base Purchase Price, Buyer will pay to Seller an amount (the "Earnout") equal to the amount of such excess; provided, however, that the Earnout shall not exceed $3,000,000. If Capitalized EBITA for the Earnout Period is less than or equal to the Base Purchase Price, the Earnout shall be zero. (For example, if Capitalized EBITA is $7,200,000, the Earnout would be $3,000,000, if Capitalized EBITA is $6,300,000, the Earnout would be $2,300,000, and if Capitalized EBITA is $4,000,000 or less, the Earnout would be $0.)

      (c) For the purposes of this Agreement, "EBITA" means, for the Earnout Period, "Net Income" (as defined below) plus (to the extent deducted in determining Net Income) interest expense, amortization of goodwill resulting of Buyer's purchase of Seller, provisions for income taxes and other non-cash charges (excluding depreciation), minus (to the extent included in determining Net Income) non-cash credits.

      Further, "Net Income" means the net income (or loss) of Buyer for the Earnout Period attributable to Buyer's continued operation of Seller's business, as reasonably determined by Headway in accordance with generally accepted accounting principles. Net Income shall include, without limitation, the following expenses, to the extent incurred in the ordinary course of Seller's business: (i) reasonable wage, salary and commission expense of all temporary, payrolled and full-time employees
(including Robert Johnston) of Buyer; (ii) all amounts attributable to FICA and any other federal, state and local taxes paid by Buyer on behalf of such employees; (iii) all unemployment insurance premiums, medical and disability coverage and any other benefits generally provided by Buyer to such employees; (iv) reasonable expenses attributable to the in-house processing by Buyer of the payroll for such employees; (v) Buyer's general and administrative expenses directly attributable to the operation of Seller's business in the ordinary course, (vi) reasonable sales commissions; (vii) any rebates, discounts, offsets or concessions reasonably granted by Buyer to its clients and any reserves for bad debts and (viii) any expenses reasonably and necessarily incurred by Headway, Buyer or any other subsidiary of Headway in connection with the transition of the operation of Seller's business to Buyer as part of the Headway group of companies, including, without limitation, expenses for (A) licensing from a third party the system software used by Headway companies for Buyer's operations and installing and implementing such software,
(B) development and programming services necessary to make Seller's "vendor on premises"software compatible with the software systems used by the Headway companies, (C) acquiring related computer hardware and (D) reasonable travel, food and lodging expenses of New York-based employees who visit Buyer's offices in North Carolina. Net Income shall exclude revenues and expenses attributable to (x) acquisitions by Buyer of at least a majority of the stock, or substantially all of the assets of, other entities subsequent to the Closing Date and (y) other activities outside of the ordinary course of Seller's business.

      Prior to the Closing, Buyer shall prepare, with the participation of Seller, an estimated expense budget for Seller's business during the Earnout Period, which is set forth in
Schedule 1.3. During the Earnout Period, Buyer shall furnish Seller with copies of its monthly and quarterly financial statements and a monthly comparison of actual expenses against budgeted expenses. Buyer shall have the right to review and comment on such financial statements and comparisons and to discuss with Buyer any aspect thereof, including, for example, any variances between budgeted and actual expenses, the reasonableness of specific expenses and the whether or not particular expenses are properly characterized as being in the ordinary course of Seller's business. If any dispute arises on such matters, the parties shall, in good faith attempt to resolve them amicably. Any disputes which cannot be so resolved may be submitted to arbitration pursuant to Section 14.

      (d) The Earnout shall be paid 120 days following the close of the Earnout Period (the "Earnout Payment Date"), provided that $100,000 of the Earnout (or, if the Earnout shall be less than $100,000, the amount of the Earnout) shall be deposited by Buyer in escrow pursuant to the Escrow Agreement (as defined in Section 3.6). If, as of the close of business on the day prior to the Earnout Payment Date, any account receivable included as income in the calculation of Net Income has not been fully collected, the uncollected amount of such account receivable shall be deducted from Net Income and EBITA and the Earnout shall be reduced accordingly. Alternatively, Seller or its nominee may purchase from Buyer any such uncollected account receivable at face value (less reserves specifically attributable to such receivable) and, in such event, Buyer shall assign to Seller or its nominee any such uncollected account receivable and the following shall apply:

      (i) if the failure to collect such account receivable is due to a client's bankruptcy, liquidation, closing or similar event of business termination or the client has indicated that it will not engage in further business with Buyer, (A) the amount of such account receivable (less reserves specifically attributable to such receivable) shall continue to be included as income in the calculation of Net Income and EBITA, but shall not be multiplied by 4.5 in the calculation of Capitalized EBITA and (B) if such account receivable is thereafter collected by Buyer, Buyer shall pay 100% of the amount collected to Seller, net of collection costs; or

      (ii) if the failure to collect such account receivable is due to a good faith dispute between Buyer and the client, but Buyer reasonably believes that the client shall continue to do business with Buyer and the client has not indicated that it will cease to do so, (A) the amount of such account receivable shall continue to be included as income in the calculation of Net Income, EBITA and the Earnout (that is, it shall be multiplied by
4.5 in the calculation of Capitalized EBITA), (B) if such account receivable is thereafter collected by Buyer, Buyer shall pay 0% of the amount collected to Seller and (C) Seller and the Stockholders shall take no steps to collect such account receivable.

      (e) For the purposes of this Agreement, "payrolled" employees means (i) those employees of Buyer or Seller, as the case may be, who are hired by Buyer or Seller on behalf of a client and are considered as full-time "permanent" employees of such client, but whose compensation is paid by Buyer or Seller or
(ii) those employees of Buyer who are considered to be payrolled employees under industry practice or understanding prevailing at the time.

     1.4 Assumption of Liabilities. As additional consideration for the purchase of the Acquired Assets, Buyer shall assume and agree to pay, perform and discharge in full, as they come due, the following debts, contracts, obligations and liabilities of Seller (the "Assumed Liabilities"), and no others, as and when due, and to indemnify and hold Seller, and its officers, directors, employees, agents, successors and assigns, and the Stockholders, and their respective heirs, administrators and legal representatives, harmless therefrom:

     (a) all obligations and liabilities of Seller arising on or after the Closing Date under its office lease for the premises located at 2003 Highway 54, Durham, North Carolina;

      (b) all obligations or liabilities arising on or after the Closing Date under the client agreements and arrangements set forth in Schedule 1.1.B and the equipment leases and other agreements, contracts and instruments set forth in Schedule 1.1.C, except for such obligations of Seller under the
Termination Agreement as shall be retained by Seller, as set forth in Schedule 3.4.A; and

      (c) liabilities for 1997 ad valorem city and county personal property taxes on Seller's assets and business, pro rated for the portion of 1997 following the Closing.

      1.5 Liabilities Not Assumed. Other than the liabilities referred to in Section 1.4, Buyer shall not assume or be deemed to have assumed any of the liabilities or obligations of Seller of any kind (together, the "Unassumed Liabilities"), including, without limitation:

      (a) any public or other liability claims with respect to the business and affairs of Seller and the acts and omissions of its officers, directors, employees and agents, either before or after the Closing Date;

      (b) any obligation or liability of Seller to any of the Stockholders or any other officer or director of Seller;

      (c) any obligation or liability for federal, state, local or foreign income or other taxes;

      (d) any obligation or liability arising out of the operation of Seller's business prior to the Closing Date, including any rebates, discounts, offsets or concessions attributable to amounts invoiced to Seller's clients prior to the Closing Date and any obligations or liabilities of Seller to Reston arising under the Licensing Agreement or otherwise or of the Stockholders to Reston arising under the Owner's Guarantee and Assumption of Licensee's Obligations, dated August 3, 1992 (the "Guarantee"), from the Stockholders to Reston, or otherwise;

      (e) any obligation or liability to Seller's or Reston's temporary, payrolled or permanent employees who are providing services on behalf of Seller pursuant to the Licensing Agreement for salary, wages or other compensation or benefits, including any with respect to retirement plans and accrued vacation, sick and holiday time and pay, incurred prior to the Closing Date, including any liabilities of Seller contemplated by Section 10.1;

     (f) any liabilities of Seller or Reston with respect to any pension, retirement, savings, profit-sharing or other benefit plans;

      (g) any obligation or liability which is inconsistent with any representation or warranty of Seller or the Stockholders;

     (h) any liability arising out of, and any expenses relating to, any claim, action, dispute or litigation involving Seller or Reston;

     (i)  any liability of Seller or Reston for fines, penalties,
damages   or   other  amounts  payable  to  any   government   or
governmental agency or instrumentality; and

       (j) any obligation or liability of Seller or the Stockholders for any expenses incurred in preparing or negotiating this Agreement or the Termination Agreement and consummating the transactions contemplated hereunder or thereunder.

Seller and each Stockholder, jointly and severally, agree to discharge and indemnify, defend and hold harmless Buyer and Headway (up to the amount of the Purchase Price) and their respective officers, directors, employees, agents and stockholders from all Unassumed Liabilities, whether or not now known, liquidated or contingent, including any that might otherwise be deemed to have been assumed by Buyer by virtue of its purchase of the Acquired Assets or otherwise by operation of law.

      1.6 Allocation of Purchase Price. Buyer and Seller agree to report this transaction for United States federal income tax purposes in accordance with a written allocation of Purchase Price to be prepared and initialed by Buyer and Seller on or before the Closing Date.

      1.7 Closing Date Adjustments. On or before the Closing, Buyer and Seller shall determine and agree on, as of the Closing Date, (i) any amounts that Seller may have prepaid for rent on office and equipment leases included in the Acquired Assets in respect of periods beginning on or after the Closing Date, (ii) any amounts that Seller may have prepaid for sales, use or similar taxes, license fees (exclusive of corporate franchise fees) utilities, services, service contracts, insurance or other expenses relating to the Acquired Assets in respect of periods beginning on or after the Closing Date, (iii) any security deposits on office leases or equipment leases being transferred to Buyer hereunder and any security deposits for utility services for premises covered by such office leases and (iv)any amounts of the type described in clauses (i) and (ii) in respect of periods prior to the Closing Date which are expected to be billed after the Closing Date. All amounts relating to periods ending prior to the Closing Date shall be for the account of Seller, and all amounts relating to periods beginning on or after the Closing Date shall be for the account of Buyer. The respective amounts shall be netted against each other at the Closing. If the result is an amount owing to Seller, Buyer shall pay such amount to Seller at the Closing. If the result is an amount owing to Buyer, Seller shall pay such amount to Buyer.

     1.8  Collection of Accounts Receivable and Accrued Payments.

      (a) On or within 15 days after the Closing, Buyer and Seller shall determine and agree on, as of the close of business on the business day immediately preceding the Closing Date, the amount of the Accruals. Promptly after the Closing, Buyer, in coordination with Seller, shall render invoices to Seller's clients for the Accruals. Buyer shall remit to Seller all payments received by it on account of the Accruals and any Receivables within 15 days after the end of each month in which such payments are received. While Buyer shall use reasonable efforts to collect the Accruals and any Receivables outstanding on the Closing Date commensurate with the efforts it would use to collect its own accounts receivable, Buyer shall not be required to institute litigation or other collection proceedings in order to do so and, in any event, Buyer shall have no liability to Seller for any Accruals or Receivables that are not collected. Seller shall have the right to institute collection proceedings with respect to any Accruals or Receivables that are aged more than 120 days after the date of the related invoice, but shall notify Buyer of any such action not less than five business days before it is instituted.

      (b) Seller shall promptly pay to Buyer, if and when received, any amounts which are received by it after the Closing Date in respect of any of the Acquired Assets or with respect to any accounts receivable generated by Buyer with respect to periods on or after the Closing Date. Similarly, if Buyer receives after the Closing any payments with respect to any assets of Seller not included in the Acquired Assets other than the Accruals and the Receivables (which shall be governed by Section 1.8(a)), Buyer shall promptly pay such amounts to Seller. Any amounts received pursuant to this Section 1.8(b) shall be applied to the receivables specifically identified by the client. If no such identification is provided, Buyer or Seller, as the case may be, shall inquire of client for written identification and apply the amount received accordingly.

      1.9 Nonassignable Contracts. Nothing in this Agreement shall be construed as an attempt to assign any contract which is by law nonassignable without the consent of any other party thereto unless and until such consent is given.

      2. Closing. The consummation of the purchase and sale of the Acquired Assets (the "Closing") shall take place at 11:30 a.m. on March 31, 1997, at the offices of Christy & Viener, 620 Fifth Avenue, New York, New York 10020, or at such other time, date and place as the parties may agree (the "Closing Date").

       3.     Conditions  to  the  Obligations  of  Buyer.    The
obligations  of  Buyer  under  Section  1  are  subject  to   the
satisfaction, on or before the Closing Date, of the following conditions:

      3.1 Due Performance. Seller and the Stockholders shall have in all material respects fully performed and complied with all agreements and conditions required under this Agreement to be performed or complied with by it or them on or prior to the Closing Date.

      3.2 Accuracy of Representations and Warranties. All representations and warranties of Seller and the Stockholders set forth in Section 6 of this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

      3.3 Certificate. Buyer shall have received a certificate from each of Seller and the Stockholders to the effect set forth in Sections 3.1 and 3.2.

       3.4 Licensing Agreement Termination. The Licensing Agreement shall be terminated pursuant to an agreement (the "Termination Agreement"), dated March 11, 1997, between Seller and Reston, a copy of which is set forth in Schedule 3.4.A.

      3.5 Agreement with Advanced Training Technology, Inc. Buyer and Advanced Training Technology, Inc. or its nominee shall have entered into an agreement in a form satisfactory to both parties as to the sharing of leased premises in Raleigh, North Carolina, and other facilities and other matters.

       3.6 Escrow Agreement. Headway, Buyer, Seller, the Stockholders and Christy & Viener, as escrow agent (the "Escrow Agent"), shall have entered into an escrow agreement (the "Escrow Agreement") in a form satisfactory to all such parties pursuant to which $100,000 of the Earnout (or if the Earnout is less than $100,000, the amount of the Earnout) to be deposited in escrow pursuant to Section 1.3(d) shall be held in escrow until March 31, 1999 for the purposes stated therein.

      3.7 Promissory Note. Seller shall have executed and delivered to Headway a promissory note in a form satisfactory to both parties pursuant to which Seller will borrow from Headway $484,438.22 in principal amount (the "Loan") on the Closing Date (the "Promissory Note") to be applied solely to the payment of Seller's obligations under the Termination Agreement.

      3.8 Security Agreement. Seller and Headway shall have entered into a security agreement in a form satisfactory to both parties pursuant to which Seller will grant to Headway a security interest in its accounts receivable and contracts, including, without limitation, the Termination Agreement, to secure its obligations under the Note (the "Security Agreement").

      3.9 Related Instruments. Seller shall have executed and delivered to Buyer a General Bill of Sale in customary form with respect to the Acquired Assets, as well as such other instruments of assignment with respect to specific Acquired Assets as Buyer shall reasonably request.

      3.10 Audited Financial Statements. Prior to the Closing Date, and at Seller's expense, (i) Seller shall have provided access to its financial statements, books and records for the fiscal years ended December 31, 1995 and 1996 to, and shall have otherwise cooperated with, Ernst & Young LLP, Headway's independent certified public accountants, so as to permit such accountants to prepared audited financial statements of Seller for such years in accordance with generally accepted accounting principles and (ii) such audited financial statements shall have been delivered to Buyer and Headway and shall not materially and adversely vary from the Financial Statements (as defined in Section 6.11(a)) .

     3.11 Legal Opinion. Buyer shall have received an opinion of Messrs. Sandman & Strickland, P.A., counsel for Seller and the Stockholders, dated the Closing Date, reasonably satisfactory in form and substance to counsel for Buyer and covering the matters set forth in Sections 6.1 (exclusive of the last sentence thereof), 6.2, 6.3, 6.4(a) and 6.8 and certain other matters relevant to the Security Agreement.

      3.12  Buyer  Corporate Action.  The  respective  Boards  of
Directors of Headway and Buyer shall have approved the execution of this Agreement and the consummation of the transactions contemplated hereby.

      3.13 Seller Corporate Action. Buyer shall have received copies, certified by the Secretary of Seller, of resolutions of Seller's Board of Directors and the Stockholders approving the execution of this Agreement and the consummation of the transactions contemplated hereby.

      3.14  No Adverse Change.  There shall have been no material
adverse  change  in  the  business,  results  of  operations   or
financial condition of Seller since December 31, 1995.

     3.15 Consents and Governmental Approvals. Headway and Buyer shall have received any material consents of third parties, and any authorizations, orders, grants, consents, permits and approvals of all relevant governmental authorities, required in connection with the consummation of the transactions contemplated under this Agreement, without the imposition of any materially burdensome conditions or restrictions, which shall continue to be in full force and effect on the Closing Date, including the consent or waiver of International Nederlanden (U.S.) Capital Corporation ("ING") under the Credit Agreement, dated as of May 31, 1996, as amended (the "Credit Agreement"), by and among Headway, as Borrower, the various lenders parties thereto, and ING, as Agent.

      3.16 No Claims. No claim, action, suit, investigation or proceeding shall be pending or threatened against any of the parties which, if adversely determined, might (i) prevent or hinder consummation of the transactions contemplated by this Agreement, (ii) result in the payment of substantial damages by Buyer or Headway as a result of the transactions contemplated hereby or (iii) materially and adversely affect the business or assets of Seller, Buyer or Headway.

      3.17 Due Diligence. Buyer shall have completed to its reasonable satisfaction a diligence review of Seller's business.

      4.    Conditions  to  the Obligations  of  Seller  and  the
Stockholders.   The  obligations of Seller and  the  Stockholders
under Section 1 are subject to the satisfaction, on or before the Closing Date, of the following conditions:

      4.1  Due Performance.  Headway and Buyer shall have in  all material respects fully performed and complied with all agreements and conditions required under this Agreement to be performed or complied with by them on or prior to the Closing Date.

      4.2 Accuracy of Representations and Warranties. All representations and warranties of Headway and Buyer set forth in
Section 7 of this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

      4.3 Certificate. Seller shall have received a certificate from each of Buyer and Headway to the effect set forth in Sections 4.1 and 4.2.

      4.4 Related Instruments. Buyer shall have executed and delivered to Seller a General Instrument of Assumption in customary form with respect to the Assumed Liabilities, as well as such other instruments of assumption with respect to specific Assumed Liabilities as Seller shall reasonably request.

      4.5 Headway Guarantee. Headway shall have executed and delivered to Seller and the Stockholders an unconditional Guarantee (of payment and not collection) of Buyer's obligations under this Agreement, in such form as shall reasonably be requested by Seller (the "Headway Guarantee").

     4.6 Agreement with Advance Training Technology, Inc. Buyer and Advance Training Technology, Inc. or its nominee shall have entered into an agreement in a form satisfactory to both parties as to the sharing of leased premises in Raleigh, North Carolina and other facilities and other matters.

     4.7 Escrow Agreement. The Escrow Agreement shall have been executed and delivered by Headway, Buyer and the Escrow Agent.

      4.8   The Loan.   Seller shall have received the Loan  from
Headway.

      4.9 Security Agreement. The Security Agreement shall have been executed and delivered by Buyer.

      4.10 Legal Opinion. Seller and the Stockholders shall have received an opinion of Messrs. Christy & Viener, counsel for Buyer and Headway, dated the Closing Date, reasonably satisfactory in form and substance to counsel for Seller and the Stockholders and covering the matters set forth in Sections 7.1 (exclusive of the last sentence thereof), 7.2, 7.3, 7.4 (a) and 7.6.

      4.11 Buyer Corporate Action. Seller shall have received copies, certified by the Secretaries of Buyer and Headway, of resolutions of Buyer's and Headway's respective Boards of Directors approving the execution of this Agreement and the consummation of the transactions contemplated hereby.

      4.12 Consents and Governmental Approvals. Seller and the Stockholders shall have received any material consents of third parties, and any authorizations, orders, grants, consents, permits and approvals of all relevant governmental authorities, required in connection with the consummation of the transactions contemplated under this Agreement, without the imposition of any materially burdensome conditions or restrictions, which shall continue to be in full force and effect on the Closing Date.

      4.13 No Claims. No claim, action, suit, investigation or proceeding shall be pending or threatened against any of the parties which, if adversely determined, might (i) prevent or hinder consummation of the transactions contemplated by this Agreement, (ii) result in the payment of substantial damages by Seller or the Stockholders as a result of the transactions contemplated hereby or (iii) materially and adversely affect the business or assets of Seller, Buyer or Headway.

      5. Waiver of Conditions. Each of the parties shall have the right to waive, in whole or in part, any of the conditions to its performance set forth in this Agreement and, on such waiver, the waiving party may proceed with the consummation of the transactions contemplated herein, it being understood that such waiver shall not constitute a waiver of any right which such party may have by reason of the breach by the other party of any representation, warranty or agreement contained herein, or by reason of any misrepresentation made by such other party herein.

      6. Representations and Warranties of Seller and the Stockholders. Seller and each of the Stockholders, jointly and severally, represent and warrant to Buyer and Headway as follows:

      6.1 Due Incorporation and Qualification. Seller is a corporation duly incorporated and validly existing under the laws of the State of North Carolina. Seller has full corporate power and authority to own, lease and operate its properties and to carry on its business in the places and in the manner currently conducted or proposed to be conducted. Seller is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the activities conducted by it or the character of the properties owned or leased by it makes such qualification necessary and the failure to so qualify would have a material adverse effect on its business or the Acquired Assets.

     6.2 Authority; Due Authorization. Seller has all requisite corporate power and authority to execute and deliver this Agreement, the Termination Agreement, the Escrow Agreement, the Security Agreement and the Promissory Note and to consummate the transactions contemplated hereby and thereby. Seller has taken all corporate action necessary for the execution and delivery by it of this Agreement, the Termination Agreement, the Escrow Agreement, the Security Agreement and the Promissory Note and for the consummation of the transactions contemplated hereby and thereby. Each of the Stockholders has the requisite power and authority to execute and deliver, and has taken all action necessary for the execution and delivery of, this Agreement and the Escrow Agreement and for the consummation of the transactions contemplated hereby and thereby.

      6.3   Valid  Obligation.   This Agreement  and  the  Escrow
Agreement, when executed and delivered by Seller and the Stockholders, shall constitute the valid and binding obligation of Seller and each of the Stockholders, and the Termination Agreement, the Security Agreement and the Promissory Note, when executed and delivered by Seller, shall constitute its valid and binding obligation, in each case enforceable in accordance with its terms, except as may be limited by principles of equity, general principles of commercial reasonableness and good faith or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

      6.4 No Conflicts or Defaults. The execution and delivery of this Agreement and the Escrow Agreement by Seller and each of the Stockholders, and the Termination Agreement, the Security Agreement and the Promissory Note by Seller, and the consummation of the transactions contemplated hereby and thereby, do not and shall not (a) contravene the Articles of Incorporation or By-Laws of Seller or (b) with or without the giving of notice or the passage of time, (i) materially violate or conflict with, or result in a material breach of, or a material default or loss of rights under, any agreement, lease, mortgage, instrument, permit or license to which Seller is a party and which is included in the Acquired Assets or to which any of the Acquired Assets are subject, or any judgment, order, decree, law, rule or regulation to which any of the Acquired Assets are subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest on or with respect to any of the Acquired Assets or (iii) terminate or give any party the right to terminate, abandon or refuse to perform any agreement, arrangement or commitment to which Seller is a party and which is included in the Acquired Assets or to which any of the Acquired Assets are subject.

     6.5 Copies of Charter Documents. Copies of the Articles of Incorporation and By-Laws of Seller, in each case as amended to the date hereof, have been delivered to Buyer or its representatives and are true and complete copies of such documents as in effect on the date of this Agreement.

      6.6 Seller's Capitalization. The Stockholders own all of the issued and outstanding capital stock of Seller. There are no outstanding options, warrants, rights, conversion rights, preemptive rights, calls, commitments or demands of any character obligating Seller to issue or sell any shares of its capital stock or any other security giving a right to acquire shares of its capital stock, or obligating any of the Stockholders to sell or otherwise dispose of any of its shares of capital stock of Seller.

      6.7 Subsidiaries and Related Parties. Except with respect to Seller's relationship with Reston pursuant to the terms of the Reston Agreements, Seller's business is conducted entirely by and through Seller. Seller has no direct or indirect subsidiaries, nor are there any other entities which Seller otherwise directly or indirectly controls or in which it has any ownership or other interest. Except as set forth in Schedule 6.7, none of the Stockholders or any director, officer or key employee of Seller or any of their respective affiliates or relatives has any direct or indirect interest (other than an ownership interest of up to 5% of the voting securities of any corporation, the securities of which are publicly-traded) in any assets used in Seller's business or in any corporation, partnership or other entity which
(a) competes with Seller, (b) sells or purchases products or services to or from Seller, (c) leases real or personal property to, from or with Seller or (d) otherwise does business with Seller.

      6.8 Authorizations. Except as set forth in Schedule 6.8, no authorization, approval, order, license, permit or consent of, or filing or registration with, any court or governmental authority, and no consent of any other party, is required in connection with the execution, delivery and performance of this Agreement and the Escrow Agreement by Seller and each of the Stockholders or the Termination Agreement, the Security Agreement or the Promissory Note by Seller.

     6.9  The Acquired Assets.

      (a) Seller has, and on the Closing Date shall have and shall transfer to Buyer , good and marketable title to all of the Acquired Assets, free and clear of all claims, liens, security interests, charges, restrictions and other encumbrances except:
(i) any created pursuant to this Agreement, (ii) any arising under leases of real or personal property to which Seller is a party and which have been specifically disclosed to Buyer, (iii) mechanics' or other liens arising or incurred in the ordinary course of business and which do not interfere materially with the possession, ownership or use of any real or personal property used by Seller or (iv) as are set forth in Schedule 6.9.

      (b) Set forth in Schedule 6.9 is a list of all real property leased by Seller, with a brief description of the premises. Seller owns no real property.

     (c) The office equipment and furniture, vehicles, computers and computer software, office supplies and leasehold improvements included in the Acquired Assets are, in all material respects, in good operating condition and repair, reasonable wear and tear excepted, and are satisfactory for the requirements of Seller's business.

     6.10 Client Agreements.

      (a) Schedule 1.1.B sets forth a true and complete list of all written client agreements and arrangements and all material oral contracts and agreements to which Seller or Reston (pursuant to the Licensing Agreement) is party and pursuant to which Seller or Reston provides temporary or payrolled employees or any other services (the "Client Agreements"). Seller has furnished Buyer with a true copy of each Client Agreement or a written description of any Client Agreement that has not been reduced to writing. The Client Agreements constitute all of the contracts, agreements, understandings and arrangements pursuant to which Seller provides any temporary, permanent or payrolled employee services for or with respect to any client. Except as set forth in Schedule 6.10.A, (i) each Client Agreement was entered into in the ordinary course of Seller's business, (ii) is in full force and effect on the date of this Agreement and is valid, binding and enforceable in accordance with its terms, (iii) Seller is not in material breach or default under any of the Client Agreements and has not received any notice or claim of any such breach or default from any party, (iv) the relationship of Seller with the clients that are parties to the Client Agreements is good and there has been no expression of any intention to terminate or materially modify any of such relationships, (v) neither Seller nor any of the Stockholders has any knowledge of any material breach or default under any of the Client Agreements by any party thereto other than Seller or Reston, (vi) no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, could constitute or result in any such material breach or default by Seller or any other party under any of the Client Agreements and
(vii) no amount over $1,000 claimed to be payable to Seller under any of the Client Agreements is being disputed by any client.

      (b) Except as set forth in Schedule 6.10.A, (i) for its services under each Client Agreement, Seller or Reston (pursuant to the Licensing Agreement) receives the compensation provided under such Client Agreement, without discount, offset or concessions of any kind, and Seller has not proposed or agreed to offer or accept any discount, offset or concession and (ii) the payment history of the clients under the Client Agreements is good as judged by industry standards. Set forth in Schedule 6.10.B is an aging schedule for all of Seller's accounts receivable (including accounts receivable billed by Reston for services performed by Seller pursuant to the Licensing Agreement) and accounts payable as of February 28, 1997, which list is accurate in all material respects.

      (c) All of the accounts receivable reflected on the books and records of Seller and Reston (with respect to services performed for Seller's business pursuant to the Licensing
Agreement) and on Schedule 6.10.B are the result of bona fide transactions in the ordinary course of business of Seller and are fully collectible by Seller, subject to no defenses, counterclaims, set-offs or recoupments, except to the extent appropriately reserved for on the books and records of Seller and except as disclosed in Schedule 6.10.A.

     6.11 Financial Statements.

     (a) The Stockholders and Seller have furnished to Buyer (i) Seller's internal financial statements for the fiscal years ended December 31, 1995 and 1996 and (ii) Seller's internal financial statements for the two months ending February 28, 1997 (collectively, the "Financial Statements").

       (b) The Financial Statements have been prepared in accordance with the income tax (e.g., cash) method of accounting applied on a basis consistent throughout all periods presented. Such statements are correct and complete in all material respects, are reconcilable to the books and records of Seller, and present fairly the financial position of Seller as of the dates, and the results of operations, cash flows and changes in financial position of Seller for the periods, indicated.

      (c) Except as set forth in Schedule 6.11, as of December 31, 1996, Seller had no material liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the Financial Statements.

     6.12 Other Agreements in the Acquired Assets.

      (a) Schedule 1.1.C sets forth a true and complete list of the office leases, equipment leases and other agreements, contracts and instruments included in the Acquired Assets other than the Client Agreements (the "Other Agreements"). Together with the Client Agreements, the Other Agreements constitute all of the contracts, agreements, understandings and arrangements required for the operation of Seller's business, as currently conducted by Seller, or which have a material effect thereon.

      (b) Except as set forth in Schedule 6.12, (i) each Other Agreement was entered into in the ordinary course of Seller's business,  is  in  full force and effect  on  the  date  of  this
Agreement and is valid, binding and enforceable in accordance with its terms, (ii) Seller is not in material breach or default under any of the Other Agreements and has not received any notice or claim of any such breach or default from any party, (iii) Seller and each of the Stockholders have no knowledge of any material breach or default under any of the Other Agreements by any party thereto other than Seller or Reston and (iv) no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, could constitute or result in any such material breach or default by Seller or any other party under any of the Other Agreements.
      6.13 Intellectual Property. Schedule 1.1.D sets forth a true and complete list of all trademarks, service marks, domain name, trade names and copyrights, and United States and foreign registrations and applications for registration of any of them, and any other intellectual property rights, used by Seller in its business, all of which intellectual property is included in the Acquired Assets, other than any such intellectual property identified in Schedule 1.1.D as belonging to Reston. Seller owns or has legal right to use, pursuant to one or more of the Other Agreements, all such intellectual property without infringing on the rights or intellectual property of any third party. No royalties or fees are payable by Seller to any party by reason of the use by Seller of any of such intellectual property. Seller has not received any claims that it or its products or services have infringed the rights of others, and Seller and the Stockholders are not aware of any infringement by others of Seller's intellectual property.

      6.14 Taxes. Except as set forth in Schedule 6.14, Seller has filed all federal, state, local and foreign returns and reports which were required to be filed prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, value-added, sales, use or other taxes, imposts, duties or assessments (together with any related penalties, fines or interest, "Taxes"). Each such return and report is complete and accurate in all material respects, and Seller has paid, or established adequate reserves for payment of, all Taxes (and any related penalties, fines and interest) shown to be due on such returns or reports and any assessments received with respect thereto. Except as set forth in Schedule 6.14, Seller has received no notice of any claims pending or threatened for taxes against it for periods prior to the date hereof, in excess of such reserves.

      6.15 Permits; Compliance with Law. Seller or, to Seller's best knowledge, Reston, holds all permits, certificates, licenses, approvals and other authorizations of governmental authorities as are materially necessary to the conduct of Seller's business. Seller and, to Seller's and the Stockholder's best knowledge, Reston, are in material compliance with the terms of each thereof and have not received any notice or claim pertaining to the failure to obtain, or the breach or violation of the terms of, any such authorization. Neither Seller nor any Stockholder has received any notice of any proceeding or investigation likely to result in the suspension or revocation of any such authorization. Seller and, to Seller's and the Stockholders best knowledge, Reston, are conducting their respective business and affairs in material compliance with all applicable federal, state and local laws, ordinances, rules, regulations and court or administrative orders and decrees, including, without limitation, any respecting wage and hour, withholding and unemployment compensation requirements.

      6.16 Litigation. Except as set forth in Schedule 6.16, there are no claims, actions, suits, proceedings, investigations or criminal proceedings, at law or in equity, before any court, tribunal, governmental authority or other forum (collectively, "Proceedings") pending or threatened, against Seller or, to Seller's best knowledge, Reston, which, if adversely determined, would, singly or in the aggregate, have a material adverse effect on Seller's business or the Acquired Assets or the ability of (i) Seller to perform its obligations under the Termination Agreement, this Agreement, the Escrow Agreement, the Promissory Note or the Security Agreement or which would challenge the validity or propriety of the transactions contemplated in the Termination Agreement, this Agreement, the Escrow Agreement, the Promissory Note or the Security Agreement or (ii) the Stockholders to perform their respective obligations under this Agreement or the Escrow Agreement or which would challenge the validity or propriety of the transactions contemplated in this Agreement or the Escrow Agreement. Schedule 6.16 contains a list of all Proceedings to which Seller is a party or to which it or any of the Acquired Assets are subject. There is no material outstanding and unsatisfied judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or governmental authority against or materially affecting Seller, Seller's business or any material portion of the Acquired Assets.

     6.17 Ordinary Course; No Material Adverse Effect. Except as set forth in Schedule 6.17 and for the transactions contemplated in this Agreement, since December 31, 1995, Seller has conducted its business and maintained its assets substantially in the same manner as previously conducted or maintained and solely in the ordinary course and, since such date, there has not been any event that has or would, with or without the giving of notice or the passage of time, result in a material adverse effect on Seller or Seller's business.

     6.18 Employee Benefits and Relations.

      (a) Except as set forth in Schedule 6.18, neither Seller nor Reston, in connection with Seller's business, maintains or sponsors, or contributes or has any obligation or liability to, any "employee pension benefit plan", "employee welfare benefit plan" or "multi-employer plan" (as such terms are defined in Sections 3(2), 3(1) and 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")). Set forth in
Schedule 6.18 is a list of all bonus, pension, profit-sharing, deferred compensation, stock ownership, stock bonus, stock option, phantom stock, retirement, vacation, disability, death benefit, unemployment, hospitalization, medical, dental, severance, or other plan, agreement, arrangement or understanding providing benefits to any current or former employee, officer or director of Seller or Reston or to which Seller or Reston has any liability or obligation (all such plans, agreements, arrangements and understandings are referred to as "Benefit Plans"). Seller and the Stockholders have delivered to Buyer and Headway true, complete and correct copies of (i) each Benefit Plan and all amendments thereto (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) annual reports on Form 5500 for the past three years (together with accompanying financial statements) filed with the Internal Revenue Service or Department of Labor, as applicable, with respect to each Benefit Plan (if any such report was required), (iii) all summary plan descriptions for each Benefit Plan for which such summary plan description is required or otherwise available and (iv) each trust agreement and group annuity contract relating to any Benefit Plan. No Benefit Plan provides for post-retirement medical or life insurance benefits unless the event giving rise to the benefit entitlement occurs prior to the employee's retirement (except as required by Title I, Part 6 of ERISA).

      (b) Any accrued obligations of Seller or Reston under all Benefit Plans that are required to be reflected on the balance sheet of Seller or Reston in accordance with generally accepted accounting principles are reflected thereon as of the dates indicated thereon and on the books and records of Seller or Reston for all periods thereafter. Seller has provided Buyer with copies of all such balance sheets, books and records.

     (c) Except as set forth in Schedule 6.18, each Benefit Plan and any related trust complies currently, and has complied at all times in the past, both as to form and operation, in all material respects with the terms of such Benefit Plan and with the applicable provisions of ERISA, the Code and other applicable laws. All necessary government approvals for each Benefit Plan have been obtained on a timely basis.

      (d) Except as set forth in Schedule 6.18, neither Seller nor Reston has any liability (contingent or otherwise) with respect to any terminated Benefit Plan. Neither Seller nor Reston is a member of, and has no liability with respect to, a controlled group of corporations or a trade or business (whether or not incorporated) under common control which, together with Seller or Reston, is or was at any time treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or
Section 4001(b)(1) of ERISA.

      (e) Neither Seller nor Reston is a party to any union or collective bargaining contract with respect to any of its employees and there has not been, nor has Seller, Reston or any Stockholder received written notice threatening, any representational or organizational activity, strike, slowdown, picketing or work stoppage by any union or other group of employees against Seller or Reston.

     (f) Schedule 6.18 sets forth (i) the name of each director, officer, employee and sales representative of Seller (other than temporary personnel), together with the annual compensation rate for each such person and (ii) each oral or written contract, commitment or understanding between Seller and any current or former director, officer, sales person, employee, agent or stockholder of Seller or any associate or relative of such persons (other than temporary personnel).

      6.19 Insurance. All of the insurable Acquired Assets are, in the judgment of Seller, adequately insured for the benefit of Seller against loss or damage by theft, fire and all other hazards and risks of a character usually insured against by persons operating similar properties in the localities where such properties are located, under valid and enforceable policies issued by insurance carriers of substantial assets. A list of all of insurance policies of Seller, indicating carriers, coverage  and  applicable limits of liability, is  set  forth  in
Schedule 6.19. All such policies of insurance are in full force and effect on the date hereof, and shall remain in full force and effect through the Closing Date in accordance with their terms. Neither Seller nor any Stockholder has received notice of termination of any such policies.

      6.20 Miscellaneous. All representations and warranties of Seller and each of the Stockholders set forth in this Agreement and all information set forth in the Schedules are true and complete in all material respects and no such representation, warranty or information contains any untrue statement of a material fact or, to the knowledge of Seller and each of the Stockholders, omits to state any material fact necessary in order to make such representation, warranty or information, in light of the circumstances under which it is made, not false or misleading. Any disclosure made pursuant to any of the representations and warranties in this Section 6 shall be deemed to have been made for purposes of any other such representations and warranties.

      7.    Representations and Warranties of Buyer and  Headway.
Buyer and Headway, jointly and severally, represent and warrant to Seller and each of the Stockholders as follows:

      7.1 Due Organization and Qualification. Each of Buyer and Headway is a corporation duly organized and validly existing under the laws of the State of Delaware. Each of Buyer and Headway has all requisite power and authority to own, lease and operate its properties and to carry on its business in the places and in the manner currently conducted or proposed to be conducted. Each of Buyer and Headway is qualified to do business and is in good standing as a foreign corporation in which the nature of the activities conducted by it or the character of the properties owned or leased by it makes such qualification necessary and the failure to so qualify would have a material adverse effect on its business.

     7.2 Authority; Due Authorization. Headway has all requisite power and authority to execute and deliver this Agreement, the Guarantee, the Security Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. Headway has taken all corporate action necessary for the execution and delivery by it of this Agreement, the Guarantee, the Security Agreement and the Escrow Agreement and for the consummation of the transactions contemplated hereby and thereby. Buyer has all requisite power and authority to execute and deliver this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. Buyer has taken all corporate action necessary for the execution and delivery by it of this Agreement and the Escrow Agreement and for the consummation of the transactions contemplated hereby and thereby.

      7.3 Valid Obligation. This Agreement and the Escrow Agreement, when executed and delivered by Buyer and Headway, and the Guarantee and the Security Agreement, when executed and delivered by Headway, shall constitute its valid and binding obligation, in each case enforceable in accordance with its terms, except as may be limited by principles of equity or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

      7.4 No Conflicts or Defaults. The execution and delivery of this Agreement and the Escrow Agreement by Buyer and Headway and the Guarantee and the Security Agreement by Headway, and the consummation of the transactions contemplated hereby and thereby, do not and shall not (a) contravene the Certificate of
Incorporation or By-Laws of Buyer or Headway or (b) with or without the giving of notice or the passage of time, materially violate or conflict with, or result in a material breach of, or a material default or loss of rights under, any agreement, lease, mortgage, instrument, permit or license to which Buyer or Headway is a party or by which Buyer or Headway are bound, other than the Credit Agreement, or any judgment, order, decree, law, rule or regulation to which Buyer or Headway are subject.

     7.5 Copies of Charter Documents. Copies of the Certificate of Incorporation and By-Laws of each of Buyer and Headway, in each case as amended to the date hereof, have been delivered to Seller and are true and complete copies of such documents as in effect on the date of this Agreement.

      7.6 Authorizations. No authorization, approval, order, license, permit or consent of, or filing or registration with, any court or governmental authority, and no consent of any other party, is required in connection with the execution, delivery and performance of this Agreement and the Escrow Agreement by Buyer and Headway and the Guarantee and the Security Agreement by Headway, except for the consent or waiver of ING under the Credit Agreement.

      7.7 Litigation. There are no claims, actions, suits, proceedings, investigations or criminal proceedings, at law or in equity, before any court, tribunal, governmental authority or other forum (collectively, "Proceedings") pending or threatened, against Buyer or Headway which, if adversely determined, would, singly or in the aggregate, have a material adverse effect on the ability of (i) Headway to perform its obligations under this Agreement, the Guarantee, the Security Agreement or the Escrow Agreement or which would challenge the validity or propriety of the transactions contemplated in this Agreement, the Guarantee, the Security Agreement or the Escrow Agreement or (ii) Buyer to perform its obligations under this Agreement or the Escrow Agreement or which would challenge the validity or propriety of the transactions contemplated in this Agreement or the Escrow Agreement. There is no material outstanding and unsatisfied judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or governmental authority against or materially affecting Buyer or Headway or any material portion of their respective assets.

      7.8 Financial Statements and Other Public Documents. Headway has delivered to Seller (i) its annual report on Form 10-K for the fiscal year ended December 31, 1995 (the "Form 10-K"),
(ii) its quarterly report on Form 10-Q for the three quarters ended September 30, 1995 (the "Form 10-Q") and (iii) all other filings made by Headway with the Securities and Exchange Commission (the "SEC") between January 1, 1996 and the date hereof. The financial statements set forth in the Form 10-K and the Form 10-Q have been prepared in accordance with generally accepted accounting principles consistently applied, are correct and complete in all material respects and are reconcilable to the books and records of Headway, except in the case of the interim financial statements set forth in the Form 10-Q, for the omission of certain footnotes and for year-end review adjustments that are not expected to be material.

      7.9 Miscellaneous. All representations and warranties of Buyer and Headway set forth in this Agreement are true and complete in all material respects and no such representation, warranty or information contains any untrue statement of a material fact or, to the knowledge of Buyer and Headway, omits any material fact necessary in order to make such representation or warranty, in light of the circumstances under which it is made, not false or misleading. Any disclosure made pursuant to any of the representations in this Section 7 shall be deemed to have been made for purposes of any other such representations.

       8.    Survival  of  Representations  and  Warranties.  All
representations and warranties made by any party in this Agreement or in any document or certificate delivered pursuant to this Agreement shall survive the Closing for a period of two years (except that the representations and warranties set forth in Sections 6.14 and 6.18 relating to Taxes and Benefit Plans shall survive for a period equal to the statute of limitations applicable to any claims and liabilities which may result from a breach thereof) and shall be unaffected by any investigation made by or on behalf of any party or by any notice of breach of, or failure to perform under, this Agreement which is not effectively waived pursuant to Section 5, subject, however, to the limitations on indemnification set forth in Section 13.5.

     9.   Conduct of Seller's Business Prior to Closing Date.

       9.1 Preservation of Representations and Warranties. Between the date of this Agreement and the Closing Date, Seller and each of the Stockholders shall refrain from taking, without the prior written consent of Buyer or Headway, any action which would render any of the representations or warranties set forth in Section 6 materially inaccurate as of the Closing Date. Seller shall notify Buyer and Headway promptly of the occurrence of any matter, event or change in circumstances after the date hereof that would render any of such representations and warranties inaccurate or which would have been required to be disclosed hereunder if it had occurred on or prior to the date hereof.

      9.2 Preserve Business. Between the date of this Agreement and the Closing Date, Seller shall preserve substantially intact its business organization, keep available the services of its present officers and key employees and preserve its present relationships with persons having significant business relations with Seller and conduct its business solely in the ordinary course. In this regard and without limitation of the foregoing, Seller shall not (A) make or grant any wage or salary increases or bonuses other than pursuant to pre-existing commitments, (B) terminate, amend or waive any substantial rights under any Client Agreement or Other Agreement, sell, encumber or otherwise dispose of any of the Acquired Assets or (D) enter into any material agreement, commitment or understanding other than in the ordinary course of business.

      9.3 Further Investigation. Between the date of this Agreement and the Closing Date, Seller shall provide Buyer, Headway and their respective representatives with full access during normal business hours, on reasonable prior notice, to Seller's premises, personnel and files, books and records concerning Seller's business and the Acquired Assets, and Seller shall cause its officers, employees and representatives to furnish such financial and operating data and other information with respect to Seller's business and the Acquired Assets as Buyer or Headway shall reasonably request; provided, however, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of Seller's business. During such investigation, Buyer, Headway and their respective representatives shall have the right to make copies of, or excerpts from, such files, books and records as they may deem advisable.

      If the purchase and sale contemplated in this Agreement are not consummated, each of the parties shall (i) return all written information and copies and summaries thereof to the party from which such information originated and (ii) maintain in confidence and not disclose to third parties any information obtained from the other party which the other party designated as confidential or with respect to which the circumstances of its disclosure reasonably indicated that the other party treated it as confidential. The foregoing shall not apply to any information that is or becomes part of public or industry knowledge for reasons other than the acts or omissions of the party to whom such information is disclosed in connection with the transactions contemplated herein. The provisions of this
Section 9.3 shall survive the termination of this Agreement for any reason.

      9.4 Releases, Consents, Waivers and Filings. The parties shall use their respective best efforts and cooperate with each other to do all things reasonably necessary or desirable to consummate in an expeditious manner the transactions contemplated by this Agreement. In this regard, the parties shall cooperate to obtain from all relevant third parties and governmental authorities all consents, waivers, permits, authorizations and licenses to or for, such transactions that may be required under any agreement, lease, financing arrangement, license, permit or other instrument or under any applicable law, rule or regulation, and to obtain and file appropriate registrations and transfers of Seller's intellectual property.

      9.5 No Solicitation. Neither Seller nor any Stockholder shall, directly or through any other party, negotiate or conclude an agreement with any other party for a merger or sale of the securities of Seller or for the sale or other disposition of the business or assets of Seller, or enter into any discussions with any other party for such purposes or knowingly take any other action that might materially prejudice the consummation of the transactions contemplated herein, unless this Agreement is terminated in accordance with Section 15.1.

     10.  Post-Closing Matters.

      10.1 Seller's Employees. Buyer shall, after conferring with the Stockholders in such regard, inform Seller in writing reasonably prior to the Closing Date as to whether it wishes to employ any of Seller's or Reston's employees, and if it wishes to do so, the names of such employees and the positions and compensation Buyer proposes to offer them. Seller shall permit Buyer to offer employment to such employees on the terms proposed by Buyer prior to the Closing Date. Immediately prior to the Closing Date, Seller shall inform any of its employees to whom Buyer does not offer employment, or who do not accept Buyer's offer of employment if made, that they shall be relieved of their duties with respect to the business of Seller being acquired by Buyer hereunder, effective on the Closing Date. All liabilities and obligations associated with the termination of employment by Seller of any of Seller's employees to whom Buyer does not offer employment or who do not accept Buyer's offer of employment under contract or applicable law or otherwise, shall be the sole responsibility of Seller, and Seller and each of the
Stockholders, jointly and severally, shall discharge and indemnify, defend and hold harmless Buyer and Headway and their respective officers, directors, employees, agents and shareholders from all such obligations and liabilities.

      10.2 Conversion of Reston Employees. Seller and the Stockholders agree to provide Headway and Buyer with all records, information and other assistance necessary for Headway and Buyer to complete the conversion from Reston to Buyer of those temporary and payrolled employees of Reston who are, as of the Closing Date, providing services on behalf of Seller pursuant to the Licensing Agreement.

      10.3 Insurance Matters. The parties shall cooperate to preserve the Seller's existing insurance coverage with respect to the Acquired Assets and its group term life insurance, long-term disability insurance, worker's compensation insurance and major medical insurance through and following the Closing and to effect an appropriate transition to Buyer's insurance, if requested, at the time of Closing.

      10.4 Further Assurances. Whenever reasonably requested to do so by a party to this Agreement, on or after the Closing Date, any other party shall do, execute, acknowledge and deliver all such acts, bills of sale, assignments, confirmations, consents and any and all such further instruments and documents, in form reasonably satisfactory to the requesting party, as shall be reasonably necessary or advisable to carry out the intent of this Agreement, including, without limitation, to vest in Buyer all of the right, title and interest of Seller in and to the Acquired Assets.

      10.5 Authorization to Buyer. Without limiting in any respect the right, title and interest in and to the Acquired Assets to be acquired by Buyer hereunder, Seller irrevocably authorizes, effective upon the Closing, Buyer, its successors and assigns, to demand and receive, from time to time, any and all of the Acquired Assets, to give receipts and releases for or in respect of the same, to collect, assert or enforce any claim, right or title of any kind therein or thereto and, for such purpose, from time to time, to institute and prosecute in the name of Seller (but only if Seller consents to such use of its name), or otherwise, any and all proceedings at law, in equity or otherwise, which Buyer shall deem expedient or desirable.

      10.6 Correspondence. Seller authorizes Buyer, on and after the Closing Date, to receive and open mail addressed to Seller and to deal with the contents thereof in a responsible manner, provided that such mail relates to the Acquired Assets or to the business of Seller to be carried on by Buyer. Buyer shall deliver to Seller all other mail addressed to Seller which is received by Buyer. Seller shall have the right, on its request and its expense, to inspect any such mail addressed to it and retained by Buyer and to make copies thereof.

      10.7 Cessation of Use of Name. As promptly as practicable after the Closing Date, and in any event not later than ten days thereafter, (a) Seller shall cease the use of its name or any other name that contains "Advanced" "Staffing" or "Solutions" or any words including or formed from such words and (b) shall file a Certificate of Amendment of its Articles of Incorporation to effect a change of its corporate name to a name consistent with the intent of this Section 10.7.

      10.8 SEC Filings. During the Earnout Period, Headway shall furnish to Seller and the Stockholders all filings made with the SEC during such period.

     11.  Non-Competition.

      11.1 General. Each of the Stockholders and Seller agree, for a period of five years after the Closing Date (the "Term"), that they shall not, in the State of North Carolina, including, without limitation, in the "Research Triangle" or in any other area in the United States in which Headway or Buyer conducts the business of the placement or provision of temporary, permanent, payrolled or leased, personnel during the Term (or for such lesser area or such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of Seller and each Stockholder), directly or indirectly:

      (a) engage, for or on behalf of itself or any person or entity other than Buyer or Headway, in the business of the placement or provision of temporary, permanent, payrolled or leased personnel;

      (b) solicit or attempt to solicit business for services offered by Seller, Buyer or Headway from any parties who (i) are clients of Seller on the Closing Date or at any time during the 12 months prior to the Closing Date or to whom Seller has made or makes proposals for services during the 12 months preceding the Closing Date or (ii) are clients of Buyer or Headway during the Term or to whom Buyer or Headway makes proposals for services during the Term;

      (c) otherwise divert or attempt to divert from Buyer or Headway any business involving the placement or provision of temporary, permanent, payrolled or leased personnel of the type now or during the Term conducted by Seller, Buyer or Headway;

     (d) solicit or attempt to solicit for any business endeavor any employee of Buyer or Headway, including any employee of Seller who is employed by Buyer after the Closing Date; or

      (e) render any services as a joint venturer, partner, consultant or otherwise to, or have any interest as a stockholder, partner, lender or otherwise in, any person or entity which is engaged in activities which, if performed by Seller, would violate this Section 11.1.

The  foregoing shall not prevent Seller from purchasing or owning
(i) up to 5% of the voting securities of any corporation, the securities of which are publicly-traded, or (ii) any interest in any entity which is not engaged in the business of the placement or provision of temporary, permanent, payrolled or leased personnel. Each of Seller and the Stockholders agree during the Term to direct any business opportunities in the temporary, permanent, payrolled or leased personnel business that may come to its or their attention to Buyer and Headway. References to Headway and Buyer in this Section 11 shall also be deemed to refer to their respective divisions and subsidiaries.

     11.2 Injunctive Relief. Because Buyer and Headway would not have an adequate remedy at law to protect their businesses from any breach of the provisions of Section 11.1, Buyer and Headway shall be entitled, in the event of such a breach or threatened breach thereof by Seller or the Stockholders, to injunctive relief, in addition to such other remedies and relief that would be available to Buyer. In the event of such a breach, in addition to any other remedies, Buyer and Headway shall be entitled to receive from Seller and the Stockholders, jointly and severally, payment of, or reimbursement for, their reasonable attorneys' fees and disbursements incurred in successfully enforcing any such provision. The provisions of this Section 11 shall survive the Closing Date.

     12. Bulk Sales. Buyer waives compliance by Seller with the provisions of any applicable bulk sales law. Seller shall promptly pay or otherwise discharge all valid claims of its creditors (as defined by the applicable bulk sales law), as and when they become due and payable (in accordance with Seller's customary and commercially reasonable practices), and Seller and the each Stockholder, jointly and severally, shall indemnify and hold harmless Buyer and Headway from any and all liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Buyer and arising from the failure of Seller to satisfy the claims of such creditors.

     13.  Indemnification.

     13.1 Obligations of Seller and the Stockholders. Seller and each Stockholder, jointly and severally, shall indemnify, defend and hold harmless Buyer and Headway and their respective officers, directors, employees, agents and shareholders from and against any Damages (as defined in Section 13.3) in connection with:

     (a) any breach of any representation, warranty or agreement of either Seller or the Stockholders contained in this Agreement or in any certificate, instrument or other agreement delivered by either of them in connection with this Agreement;

     (b) all Unassumed Liabilities and the operation of Seller's business at any time prior to the Closing Date;

      (c) any liabilities or obligations of Seller or Reston arising out of or in connection with the Licensing Agreement or the Stockholders arising out of or in connection with the Guarantee;

      (d) the termination of the employment of any of Seller's employees, as contemplated in Section 10.1, or certain Reston employees pursuant to the Termination Agreement;

      (e) any liabilities or obligations of Buyer or Headway to Reston arising under the Agreement, dated as of March 11, 1997, among such parties, Seller and the Stockholders, pursuant to which Buyer and Headway agreed to indemnify Reston under certain circumstances; and

      (f) any claim, action, suit or proceeding asserted or instituted on the basis of any matter described in clauses (a),
(b), (c), (d) or (e) of this Section 13.1; provided, however, that: (i) except in connection with liabilities under clauses
(c), (d) and (e) above, the breach of the representations and warranties set forth in Sections 6.14 and 6.18 relating to Taxes and Benefit Plans or the breach of the provisions set forth in
Section   11  relating  to  non-competition  (as  to  which   the
limitations of these provisos shall not apply), no payment hereunder shall be required to be made by Seller or the Stockholders unless and until the aggregate amount of any such losses, damages, liabilities, costs and expenses exceeds $50,000; and (ii) Seller and the Stockholders shall not be required to make payments hereunder in excess of the Purchase Price.

      13.2 Obligations of Buyer and Headway. Buyer and Headway, jointly and severally, shall indemnify, defend and hold harmless Seller and each of the Stockholders and their respective heirs, executors, officers, directors, employees, agents, and shareholders, as applicable, from and against any Damages in connection with:

      (a) any breach of any representation, warranty or covenant of either Buyer or Headway contained in this Agreement or in any certificate, instrument or other agreement delivered by either of them in connection with this Agreement;

      (b) all Assumed Liabilities and the operation by Buyer of the business of Seller being acquired by Buyer hereunder at any time on or after the Closing Date; and

      (c) any claim, action, suit or proceeding asserted or instituted on the basis of any matter described in clauses (a) or
(b) of this Section 13.2; provided, however, that no payment hereunder shall be required to be made by Buyer or Headway unless and until the aggregate amount of any such losses, damages, liabilities, costs and expenses exceeds $50,000 and Buyer and Headway shall not be required to make payments hereunder in excess of the Purchase Price.

      13.3 Damages. For purposes of this Section 13, "Damages" means any loss, liability, damage or expense suffered or incurred by a party in connection with the matters described in Sections
13.1 or 13.2, as the case may be, including, without limitation, assessments, fines, penalties, judgments, settlements, costs, reasonable attorneys' fees and disbursements and other expenses of the party incident to any matter as to which the party is entitled to indemnification under such Sections, or incident to any allegations or claims which, if true, would give rise to Damages subject to indemnification hereunder, or incident to the enforcement by the party of its rights and remedies under this
Section 13.

       13.4 Proceedings. Any party seeking indemnification pursuant to this Section 13 (the "Indemnified Party") shall give the party from which indemnification is sought (the "Indemnifying Party") prompt notice of any claim, allegation, action, suit or proceeding which it believes might give rise to indemnification under this Section 13. Any failure to give such notice shall not affect the indemnification provided hereunder except to the extent that the Indemnifying Party is actually prejudiced as a result of such failure. Buyer acknowledges that the failure to give, during the Earnout Period, prompt notice to Seller and the Stockholders of any claim, allegation, suit or proceeding which it believes might give rise to indemnification under this Section 13 coming to Buyer's attention during the Earnout Period will be deemed to be prejudicial to Seller and the Stockholders. The Indemnifying Party shall have the right to participate in, and, with the consent of the Indemnified Party, which consent shall not be unreasonably withheld, to control, the defense of any such claim, allegation, action, suit or proceeding, at the
Indemnifying Party's expense, and with counsel of its own choosing reasonably acceptable to the Indemnified Party; provided, however, that if Buyer and Headway are the Indemnified Parties, they shall have the right to withhold such consent and to retain control of such defense in the case of any claim, action, suit or proceeding with respect to which an adverse outcome could have a material adverse effect on Buyer or Headway. No settlement or compromise of any such claim, action, suit or proceeding shall be made without the prior consent of the Indemnified Party and the Indemnifying Party, which consent shall not be unreasonably withheld by either of them.

       13.5 Limitations on Indemnification. No right to indemnification may be asserted under this Section 13 after the second anniversary of the Closing Date, except any such rights to indemnification arising in connection with (a) any matter referred to in Sections 6.14 or 6.18, none of which shall be subject to any time limitation other than any statutes of limitation applicable to such matters, (b) any matter covered by
Section  11  or (c) any claim as to which the notice required  by
Section 13.4 has been given on or prior to the second anniversary of the Closing Date.

      13.6 Offset. It is agreed that, without limiting any other rights of Buyer and Headway, they shall have the right to set off against and deduct from any amounts payable to Seller pursuant to
Section 1.3(b) the amount of any Damages for which they are entitled to indemnification under this Section 13. In order to set off any such indemnity claim against any amount payable to Seller pursuant to Section 1.3(b), Buyer must, in each instance, provide a certificate to Seller and the Stockholders setting forth the claim and certifying that (i) such claim is valid and can be substantiated by Buyer and (ii) substantiation of such claim had been provided to Seller and the Stockholders at least 10 days prior to the delivery of such certificate. If Seller and the Stockholders do not agree to such claim in writing within 10 days after delivery of such notice, Buyer agrees (i) to deposit into escrow, in an interest bearing account, the amount of such claim, with Christy & Viener as escrow agent, under a form of escrow agreement to be mutually agreed by the parties, with the costs of such escrow arrangement to be borne equally by the parties, and (ii) to utilize the arbitration procedures set forth in Section 14 to resolve such claim.

     14.  Arbitration.

      14.1 General. Any controversy or claim arising out of or relating to this Agreement shall be finally resolved by arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Any such arbitration shall take place in Raleigh, North Carolina, before three arbitrators, one of which shall be appointed by Buyer or Headway, one by Seller or the Stockholders and the third by the arbitrators so appointed; provided, however, that the parties may by mutual agreement designate a single arbitrator. The parties further agree that (i) the award of the arbitrators shall be limited to actual damages, (ii) the arbitrators shall be empowered to include arbitration costs and attorneys' fees in the award to the prevailing party in such proceedings and (iii) the award in such proceedings shall be final and binding on the parties. The arbitrators shall apply the law of the State of New York, exclusive of conflict of laws principles, to any dispute. Judgment on the arbitrators' award may be entered in any court having the requisite jurisdiction. Nothing in this Agreement shall require the arbitration of disputes between the parties that arise from actions, suits or proceedings instituted by third parties.

      14.2 Consent to Jurisdiction; Service of Process. Each party irrevocably submits to the jurisdiction and venue of the arbitration described in Section 14.1 and to the jurisdiction and venue of the federal and state courts sitting in Raleigh, North Carolina, for the enforcement of any judgment on the arbitrators' award, and waives any objection it may have with respect to the jurisdiction of such arbitrations or courts or the inconvenience of such forums or venues. Buyer and Headway appoint Messrs. Christy & Viener, 620 Fifth Avenue, New York, New York 10020,
Attention: Laurence S. Markowitz, Esq., and Seller and the Stockholders appoint Sandman & Strickland, P.A., 7200 Stonehenge Drive, Suite 201, Raleigh, North Carolina 27163, Attention:
Michael Strickland, Esq., as their respective attorneys-in-fact and authorized agents solely to receive on their behalf, service of any demands for, or any notice with respect to, arbitration hereunder or any service of process. Service on either of such attorneys-in-fact may be made by registered or certified mail or by personal delivery, in any case return receipt requested, and shall be effective as service on Buyer and Headway or Seller and the Stockholders, as the case may be. Nothing herein shall be deemed to affect any right to serve any such demand, notice or process in any other manner permitted under applicable law.

     15.  Miscellaneous.

      15.1 Termination. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of all of the parties.

       15.2 Entire Agreement; Amendments; No Waivers. This Agreement, together with the Schedules, sets forth the entire understanding of the parties with respect to its subject matter and merges and supersedes all prior and contemporaneous understandings of the parties with respect to its subject matter. No provision of this Agreement may be waived or modified, in whole or in part, except by a writing signed by each of the parties. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such or any other provision. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.

      15.3 Communications. All notices, consents and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier to, (b) five days after being deposited in any United States post office enclosed in a postage prepaid registered or certified mail envelope addressed to, or (c) when successfully transmitted by facsimile (with a confirming copy of such communication to be sent as provided in (a) or (b) above) to, the party for whom intended, at the address or facsimile number for such party set forth below, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein; provided, however, that any notice of change of address or facsimile number shall be effective only upon receipt.

          If to Buyer or Headway:

               Headway Corporate Resources, Inc.
               850 Third Avenue
               New York, New York 10022
               Attention:  Barry S. Roseman, President
               Telecopier Number:  (212) 508-3540

          with a copy to:

               Christy & Viener
               620 Fifth Avenue
               New York, New York 10020
               Attention:  Laurence S. Markowitz, Esq.
               Telecopier No.:  (212) 632-5555

          If to Seller and Stockholders:

               Cirrus Financial Corporation, Inc.
               f/k/a Advanced Staffing Solutions, Inc.
               3629 Hathaway Road
               Durham, North Carolina 27707
               Attention: H. Wade Gresham

               H. Wade Gresham
               3629 Hathaway Road
               Durham, North Carolina 27707

               Mark F. Herron
               1128 Berwin Way
               Raleigh, North Carolina 27615

          with a copy to:

               Sandman & Strickland, P.A.
               7200 Stonehenge Drive
               Suite 201
               Raleigh, North Carolina  27613
               Attention: Michael Strickland, Esq.
               Telecopier No.:  (919) 847-7335

      15.4 Successors and Assigns. This Agreement shall be binding on, enforceable against and inure to the benefit of, the parties and their respective successors and permitted assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. No party may assign its rights or delegate its obligations under this Agreement without the express written consent of all of the other parties; provided, however, that Buyer may assign its rights or delegate its obligations hereunder, either before or after the Closing, to any other wholly-owned subsidiary of Headway (subject to the continuing validity of the Headway Guarantee).

      15.5 Expenses. Each of the parties shall bear and pay, without any right of reimbursement from any other party, all costs, expenses and fees incurred by it or on its or his behalf incident to the preparation, execution and delivery of this Agreement and the performance of such party's obligations hereunder, whether or not the transactions contemplated in this Agreement are consummated, including, without limitation, the fees and disbursements of attorneys, accountants and consultants employed by such party, and shall indemnify and hold harmless the other parties from and against all such fees, costs and expenses.

      15.6 Brokers and Finders. Each party represents to the others that no agent, broker, investment banker, financial advisor or other person or entity is or shall be entitled to any broker's or finder's fee or other commission or similar fee in connection with the transactions contemplated by this Agreement, except for a broker retained by Headway, the fees and expenses of which shall be borne entirely by Headway. Each party shall indemnify and hold harmless the others from and against any claim, liability or obligation with respect to any fees, commissions or expenses asserted by any person or entity on the basis of any act or statement alleged to have been committed or made by such indemnifying party or any of its affiliates.

      15.7 Public Announcements. No oral or written public announcement or disclosure with respect to this Agreement and the transactions contemplated herein prior to the Closing Date shall be made by or on behalf of any party without the prior approval of the other parties, except to the extent required by applicable securities laws or the rules and regulations of any stock exchange, by court order or as otherwise required by law.

     15.8 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

      15.9 Severability and Savings Clause. If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected thereby, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability. In this regard, the parties agree that the provisions of Section 11, including, without limitation, the scope of the territorial and time restrictions, are reasonable and necessary to protect and preserve Buyer's legitimate interests. If the provisions of Section 11 are held by a court of competent jurisdiction to be in any respect unreasonable, then such court may reduce the territory or time to which it pertains or otherwise modify such provisions to the extent necessary to render such provisions reasonable and enforceable.

      15.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15.11 Construction. Headings used in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References to Sections and Schedules are to the sections and schedules of this Agreement. As used herein, the singular includes the plural and the masculine, feminine and neuter gender each includes the others where the context so indicates.
           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

     HEADWAY CORPORATE RESOURCES, INC.

     By   Barry S. Roseman
          President

     HEADWAY CORPORATE STAFFING
     SERVICES OF NORTH CAROLINA, INC.

     By   Barry S. Roseman
          Treasurer

     ADVANCED STAFFING SOLUTIONS, INC.

     By   (Signature

     H. WADE GRESHAM

     MARK F. HERRON